UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2014

ALICO, INC.

(Exact name of Registrant as specified in its Charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court Fort Myers, Florida, 33913
(Address of principal executive offices)

Registrant’s Telephone Number: (239) 226-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 21, 2014, Alico, Inc. (the “Company”) completed the previously announced sale of land used for sugarcane production and land leasing in Hendry County, Florida (the “Land Disposition”). At the closing, the Company sold 35,983 acres (the “Property”) to Global Ag Properties USA LLC, (the “Buyer”), an affiliate of Terra Land Company, and received total gross proceeds of approximately $97.9 million (the “Purchase Price”). These proceeds have been deposited with a qualified intermediary in anticipation of a potential tax deferred like kind exchange pursuant to Internal Revenue Code Section 1031. The Land Disposition excluded certain oil and gas rights as well as crops grown on the Property by tenants who lease the Property.

In connection with the Land Disposition, the Company assigned to the Buyer the 10-year, triple net agricultural lease (the “US Sugar Lease”), dated as of May 19, 2014, by and between the Company and United States Sugar Corporation (“US Sugar”) covering 30,600 acres of the Property as well as certain other grazing, hunting and other leases. The Company has obtained a letter of credit for the benefit of the Buyer in an aggregate principal amount of $9,800,000, which is held in escrow and will be disbursed to the Buyer to cure certain potential defaults by US Sugar on its obligations under the US Sugar Lease, the early termination of the US Sugar Lease by US Sugar or certain potential defaults by the Company under its agreements with the Buyer.

The Company and the Buyer also agreed to make certain post-closing payments to each other during the ten years following the closing of the Land Disposition. These payments are generally equal to the difference, if any, between (x) the annual rental payments the Buyer receives from the Tenant under the US Sugar Lease less (y) the greater of 5% of the Purchase Price and 5% of the most recent fair market value of the Property, subject to a 6% ceiling on the annual increase in the fair market value (on an annualized basis), and further adjusted for amounts received by the Buyer under the other assigned leases, certain costs incurred by the Buyer and other factors. If such difference is a negative number, the Company will pay it to the Buyer. If such difference is a positive number, the Buyer will pay it to the Company.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma financial statements of the Company reflecting the consummation of the Land Disposition are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alico, Inc.

Date: November 28, 2014	By: /s/ W. Mark Humphrey
Name: W. Mark Humphrey
Title: Senior Vice President and Chief Financial Officer